Exhibit 32.1

CERTIFICATION

     In connection with the periodic report of Wacoal Corp. (the “Company”) on Form 20-F for the period ended March 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), each of the undersigned officers of the Company does hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

     This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: August 23, 2004

/s/ Yoshikata Tsukamoto
Yoshikata Tsukamoto
President and Representative Director

/s/ Shoichi Suezawa
Shoichi Suezawa
Managing Director and Senior Corporate Officer; Supervisor for Personnel, General Administration, Accounting and Business Strategy Staffs

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